EXHIBIT NO. 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated October 9, 1996, accompanying the financial statements of American Tire Corporation, included in its annual report on Form 10KSB for the fiscal year ended June 30, 1996, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ SALTZ, SHAMIS & GOLDFARB, INC.

308 North Cleveland-Massillon Road
Akron, Ohio  44333-9302

January 30, 1997